# Delaware

The First State

*I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MASTERWORKS 144, LLC", FILED IN THIS OFFICE ON THE SECOND DAY OF MARCH, A.D. 2022, AT 11:17 O`CLOCK A.M.*

Jeffrey W. Bullock, Secretary of State

6648509 8100
SR# 20220851597

Authentication: 202813281
Date: 03-03-22

# CERTIFICATE OF FORMATION

# OF

# MASTERWORKS 144, LLC

This Certificate of Formation, dated as of the 1st day of March, 2022, is being duly executed and filed by the undersigned to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act.

**FIRST:** The name of the limited liability company (the "**Company**") formed hereby is:

Masterworks 144, LLC

**SECOND:** The registered office of the Company in the State of Delaware is located at 651 N. Broad Street, Suite 308, Middletown, DE 19709, County of New Castle. The name of its registered agent at such address is Global Virtual Agent Services, LLC.

**THIRD:** No member or manager shall be personally liable to the Company or its members or other managers for monetary damages for breach of fiduciary duty as a member or manager notwithstanding any provision of law imposing such liability; provided, however, that to the extent provided by applicable law, this provision shall not eliminate the liability of a member or manager for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

**IN WITNESS WHEREOF**, the undersigned has executed this Certificate of Formation as of the date first written above.

Hanna Wolf
Hanna Wolf
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:17 AM 03/02/2022
FILED 11:17 AM 03/02/2022
SR 20220851597 - File Number 6648509